Exhibit 15.4

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Shell Company Report on Form 20-F of SL Science Holding Limited of our report dated April 8, 2026 relating to the financial statements of Horizon Space Acquisition II Corp. appearing in this Shell Company Report. We also consent to the reference to us under the heading “Statement by Experts” in such Shell Company Report on Form 20-F.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

June 18, 2026